EXHIBIT 99.1

GIDEON BANCSHARES COMPANY
304 North Walnut
 Dexter, MO 63841

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF GIDEON BANCSHARES COMPANY

Proxy Sheet For:
The undersigned hereby appoints Rickey Stubbs, with full power of substitution and revocation, to be the attorney and proxy of the undersigned at the special meeting of the shareholders of Gideon Bancshares Company ("GBC"), to be held on [•], 2018, at [•] local time, in Board Room of First Commercial Bank, located at 303 West Market Street, Dexter Missouri 63841, and any adjournment or postponement thereof, and to represent and vote all of the shares of common stock of GBC that the undersigned would be entitled to vote if personally present upon the following proposals and to vote according to his discretion on any other matter that may properly be presented for action at the meeting or any adjournment or postponement thereof:
1.
To approve the Agreement and Plan of Merger, dated as of June 12, 2018 (the "Merger Agreement"), by and between Southern Missouri Bancorp, Inc. ("Southern Missouri"), Southern Missouri Acquisition Corp. III ("Merger Sub") and GBC, pursuant to which GBC will merge with and into Merger Sub, followed by a merger of Merger Sub with and into Southern Missouri, pursuant to the terms of the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2	To approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement.
☐ FOR	☐ AGAINST	☐ ABSTAIN

IF PROPERLY EXECUTED AND RETURNED TO GBC, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE ABOVE-LISTED PROPOSALS.  THE PROXY WILL USE HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.
The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.  The undersigned also acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus relating to the special meeting.
Please sign your name exactly as it appears on the label affixed above.  When shares are held by two or more persons as co-owners, both or all should sign.  When signing as attorney, executor, administrator, trustee or guardian or in another fiduciary capacity or representative capacity, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership or a limited liability company, please sign in partnership or company name by authorized person.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY.
DATE: ______________________________	Signature Signature, if held jointly

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